                                                                                                                               EXHIBIT Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2013, with respect to the financial statements and supplemental schedule of the PGT Savings Plan on Form 11-K for the years ended December 31, 2012 and 2011.  We hereby consent to the incorporation by reference of said report in the Registration Statements (Form S-8 No. 333-135616) pertaining to the PGT, Inc. 2004 Stock Incentive Plan and the PGT, Inc. 2006 Equity Incentive Plan and (Form S-8 No. 333-146719).

/S/ Mayer Hoffman McCann P.C.

Clearwater, Florida
June 27, 2013